Exhibit 99.1

OptimizeRx’s TelaRepTM Recognized as One of the Most Innovative Products for Life Sciences by PM360

TelaRep Helps Replace Lost In-Person Interactions Between Life Sciences and Providers

ROCHESTER, Mich. – December 11, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, announced its virtual communication solution, TelaRepTM , has been recognized as one of the most innovative products for life sciences by PM360 Magazine.

PM360, a leading publication for marketing decision makers in the life sciences, recognizes the healthcare industry’s most innovative companies, startups, divisions, products, services, and strategies on its annual Innovation issue. The PM360 editorial staff reviewed hundreds of submissions across all categories and selected the top 16 innovative products for life sciences this year.

“Innovation has been and will continue to be crucial as our industry, and the world at large continues to deal with COVID-19 and the disruption and devastation it has caused,” said Anna Stashower, CEO, publisher, and editor-in-chief of PM360. “The innovative companies, offerings, and strategies found in this year’s guide can provide the help that patients, healthcare professionals, or life sciences organizations need during this time as we all look toward making 2021 a healthier, safer, and overall better new year.”

TelaRep provides a HIPAA-compliant, secure, virtual connection that enables providers to easily contact the appropriate pharma representative right from within the electronic health record. Physicians can communicate directly with their pharma rep or medical science liaisons (MSLs) and receive important support when determining the best treatment regimen for a patient. The digital solution fills the gap left by the absence of face-to-face interactions between pharma reps and MSLs and providers in today’s post-COVID world.

“Our team created TelaRep after we realized the pandemic would begin to limit face-to-face communication between life sciences and providers,” commented Steve Silvestro, chief commercial officer at OptimizeRx. “We are honored to be recognized for a solution that has an overall positive human impact.”

“TelaRep provides life science companies an efficient and effective way to support providers who are treating patients with complex disease states and especially where a gap in communication could result in an adverse effect on their health,” continued Silvestro. “We are excited to continue leveraging the power and reach of our platform to innovate and deliver the best value to life sciences, patients and providers.”

Earlier this year, PM360 Magazine recognized Silvestro with the 2020 PM360 ELITE 100 Award for his organizational leadership and positive impact on the healthcare industry.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team